UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

AMERICAN CAMPUS COMMUNITIES, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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AMERICAN CAMPUS COMMUNITIES, INC.
12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738

SUPPLEMENT TO THE PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2020 AT 9:00 A.M. CENTRAL TIME

This supplement updates and amends our definitive proxy statement filed with the Securities and Exchange Commission on March 12, 2020, as supplemented by the definitive additional materials filed with the Securities and Exchange Commission on April 8, 2020 (collectively, the “Proxy Statement”), regarding the 2020 Annual Meeting of Stockholders of American Campus Communities, Inc. (the “Annual Meeting”) to be held on Monday, June 1, 2020 at 9:00 a.m., central time, at our corporate office located at 12700 Hill Country Blvd., Suite T-200, Austin, Texas.

This supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. Except as updated by this supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or in person at the Annual Meeting.

The purpose of this supplement is to update the Proxy Statement to advise you that Oliver Luck, who currently serves on our Board of Directors and is a nominee for reelection, no longer serves as Chief Executive Officer and Commissioner of the XFL.

The biographical information regarding Mr. Luck set forth in “Governance of the Company-Board Composition” in the Proxy Statement is amended and restated as follows:

Oliver Luck is a private investor. He served as Chief Executive Officer and Commissioner of the XFL from June 2018 to April 2020. On April 13, 2020, Alpha Entertainment LLC, the owner of the XFL, filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Oliver was not at any time an owner or executive officer of Alpha Entertainment LLC. From January 2015 to June 2018, Oliver was the Executive Vice President for Regulatory Affairs and Strategic Partnerships of the National Collegiate Athletic Association (NCAA). From 2010 to January 2015, he was the Athletic Director of West Virginia University. From 2006 to 2010, Oliver was the President/General Manager of the Houston Dynamo of Major League Soccer. From 2001 to 2005, Oliver was the Chief Executive Officer of the Harris County-Houston Sports Authority, where he oversaw the financing, construction and management of professional sports and entertainment infrastructure in Houston, including Minute Maid Park, Reliant Stadium and Toyota Center. Oliver worked for the National Football League from 1990 to 2001, where he served in a variety of positions, including Vice President of Business Development and President and Chief Executive Officer of NFL Europe. Oliver played quarterback for the Houston Oilers from 1982 to 1986. He has served as a member of the National Football League Player Safety Advisory Panel and the College Football Playoff Selection Committee and in various capacities in a number of university and community associations. He was a finalist to be a Rhodes Scholar, a National Football Foundation Scholar and a two-time Academic All-American who received a B.A. degree from West Virginia University and a J.D. degree from University of Texas School of Law. Age: 60.

If you have voted with respect to the election of directors, or any of the other proposals set forth in the Proxy Statement, you may change your vote at any time before the vote at the Annual Meeting.

If you have already voted, you are not required to revote as a result of the supplement described above, and your original vote will remain in effect unless changed or revoked as described below.

You may change your vote or revoke your proxy at any time before the Annual Meeting by submitting written notice to the Secretary, submitting another proxy that is properly signed and later dated or voting in person at the Annual Meeting. In each case, the later submitted votes will be recorded and the earlier votes revoked. If you hold your shares in street name, please follow the procedures required by your bank, broker or other nominee to revoke a proxy. You should contact that firm directly for more information on these procedures.